UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

ML APPLETON FUTURESACCESS LLC

(Exact name of each Registrant as specified in its Charter)

Delaware	0-51087	20-1227880
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

c/o Merrill Lynch Alternative Investments LLC

Princeton Corporate Campus

800 Scudders Mill Road – Section 2H

Plainsboro, New Jersey  08536

(Address of principal executive offices) (Zip Code)

(609) 282-6091

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective as of September 29, 2006, Michael Pungello resigned, having served as Vice President and Chief Financial Officer at Merrill Lynch Alternative Investments LLC (“MLAI”) and having performed functions similar to those of a principal executive officer for the Registrant.

(c)  Effective as of September 29, 2006, Barbra E. Kocsis began performing functions similar to those of a principal executive officer for the Registrant as Chief Financial Officer of MLAI.

Barbra E. Kocsis was born in 1966.  She is also a Director within the Merrill Lynch Global Private Client Global Infrastructure Solutions group.  Prior to that, she was the Fund Controller of MLAI. Before coming to MLAI, Ms Kocsis held various accounting and tax positions at Derivatives Portfolio Management LLC from May 1992 until May 1999, at which time she held the position of accounting director.  Prior to that, she was an associate at Coopers & Lybrand in both the audit and tax practices.  She graduated cum laude from Monmouth College in 1988 with a Bachelor of Science in Business Administration - Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML APPLETON FUTURESACCESS LLC

	By:	Merrill Lynch Alternative Investments, LLC
its General Partner

	By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: October 23, 2006